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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported)   July 15, 1998
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                              THE GSI GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        333-43089                                     37-0856587
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 (Commission File Number)                   (I.R.S. Employer Identification No.)


1004 E. Illinois Street, Assumption, Illinois                       62510
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(Address of Principal Executive Offices)                          (Zip Code)


                                 (217) 226-4421
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.   Acquisition or Disposition of Assets

     On June 30, 1998, The GSI Group, Inc. ("GSI") acquired all of the capital stock of Avemarau Equipamentos Agricolas Ltda. ("Avemarau"), South America's largest manufacturer and supplier of poultry feeding equipment. The purchase price for Avemarau consisted of $13.0 million paid in reais and US dollars at closing, deferred payments of approximately $7.0 million payable in reais through December 31, 2001 and an earnout of up to $6.1 million payable in reais through December 31, 2001. The $13.0 million closing date payment was funded under a $15.0 million extension of GSI's credit facility with LaSalle National Bank. GSI used its credit facility to fund the Avemarau acquisition in lieu of the proceeds it would have received under its previously intended offering of $50.0 million in senior subordinated notes.

     The acquisition of Avemarau will expand GSI's international presence by making GSI the leading manufacturer and supplier of poultry equipment in South America. GSI intends to manufacture and sell its Cumberland(R) product line, including its HI LO(R) poultry feeing systems, its Cumberland/Clark drinkers and its bulk feed tanks, in South America through Avemarau. Avemarau's manufacturing capabilities and distribution network will also provide GSI with access to the expanding hog equipment market in Brazil.

     All references in this Form 8-K to "real," "reais" (plural) or "R$" are to Brazilian reais, the official currency of Brazil. This Item 2 contains translations of certain Brazilian real amounts into US dollars. The translation of Brazilian reais into US dollars have been made at R$1 to US $0.87, the noon buying rate in New York City for cable transfers in Brazilian reais as certified by the Federal Reserve Bank of New York on June 30, 1998. These translations should not be construed as representations that the Brazilian reais actually represent such US dollar amounts or could be converted into US dollars at the rate indicated.

     This Item 2 contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes," "anticipates," "intends," or "expects." These forward-looking statements relate to the plans, objectives and expectations of GSI for future operations. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by GSI or any other person that the objectives, plans or expectations of GSI will be achieved. GSI's plans, objectives and expectations are difficult to forecast and could differ materially from those projected in the forward-looking statements.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits.

          Exhibit No.  Document Description

          2.1 Stock Purchase Agreement, dated June 30, 1998, by and among Cumberland do Brasil Ltda., Avemarau Equipamentos Agricolas Ltda. and the stockholders of Avemarau Equipamentos Agricolas Ltda.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE GSI GROUP, INC.



Dated: July 15, 1998          By:  /s/ John W. Funk
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                                  John W. Funk
                                  Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit No.      Document Description
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

2.1*             Stock Purchase Agreement, dated June 30, 1998, by and among
                 Cumberland do Brasil Ltda., Avemarau Equipamentos Agricolas
                 Ltda. and the stockholders of Avemarau Equipamentos Agricolas
                 Ltda.

2.2* Agreement for Non-Competition, dated June 30, 1998, by and among the stockholders of Avemarau Equipamentos Agricolas Ltda.
                 and The GSI Group, Inc.

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*  To be filed with an amendment when the English translation of the agreement is available.

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